Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in the Company's registration statement (file number 33-62135) of our report dated January 27, 1995 included in the Marriott International, Inc. Form 10-K for the year ended December 30, 1994 and to all references to our Firm included in the registration statement.


                                                    ARTHUR ANDERSEN LLP

Washington, D.C.
September 25, 1995